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FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 1998

                                                                   EXHIBIT 11.01

                           CARAUSTAR INDUSTRIES, INC.

                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

           COMPUTATION OF BASIC AND DILUTED EARNINGS PER COMMON SHARE

                                                            THREE MONTHS ENDED    SIX MONTHS ENDED
                                                                 JUNE 30,             JUNE 30,
                                                            -------------------   -----------------
                                                              1998       1997      1998      1997
                                                            --------   --------   -------   -------
                                                                (UNAUDITED)          (UNAUDITED)
Earnings:
  Net income available to common stock....................  $13,331    $12,819    $26,508   $24,560
                                                            -------    -------    -------   -------
Shares:
  Weighted average common shares outstanding..............   25,376     24,655     25,328    24,735
  Dilutive effect of stock options........................      209        253        220       300
                                                            -------    -------    -------   -------
  Average diluted shares outstanding and equivalents......   25,585     24,908     25,548    25,035
                                                            -------    -------    -------   -------
Basic earnings per common share:
          Net income......................................  $  0.53    $  0.52    $  1.05   $  0.99
                                                            =======    =======    =======   =======
Diluted earnings per common share:
          Net income......................................  $  0.52    $  0.51    $  1.04   $  0.98
                                                            =======    =======    =======   =======
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